UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2017

ASSOCIATED CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37387	47-3965991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 629-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Associated Capital Group, Inc. (“AC”) was held on May 3, 2017.  At the annual meeting: (1) seven persons were elected to serve as directors of AC and (2) the appointment of Deloitte & Touche LLP as AC's independent registered public accounting firm for the year ending December 31, 2017 was ratified.

Set forth below, with respect to each of the matters submitted to shareholders, are the number of votes cast for or against or withheld, and the number of abstentions and broker non-votes, where applicable.

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
(1) Election of Directors
NOMINEE
Richard L. Bready	188,216,710	41,411	742,382
Mario J. Gabelli	185,990,924	2,267,197	742,382
Douglas R. Jamieson	188,242,328	15,793	742,382
Daniel R. Lee	188,043,737	214,384	742,382
Bruce M. Lisman	188,215,838	42,283	742,382
Frederic V. Salerno	188,228,144	29,977	742,382
Salvatore F. Sodano	188,217,266	40,855	742,382

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
(2) Ratification of independent registered public accounting firm	188,993,221	3,324	3,958	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

By: /s/ Patrick Dennis

Patrick Dennis
Executive Vice-President and Chief Financial Officer

Date:May 4, 2017